Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(212) 895-8732
investor.relations@micromuse.com	nicole@micromuse.com

July 6, 2004

MEDIA ADVISORY: MICROMUSE ANNOUNCES PRELIMINARY FISCAL Q3 2004 REVENUE

RESULTS;

Q3 EARNINGS CALL SCHEDULED FOR JULY 22ND

SAN FRANCISCO—Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, today announced preliminary revenue results for the quarter ended June 30, 2004. Based on preliminary information, total revenue for the quarter is expected to be in the range of $34.5 to $35.5 million, compared to total revenue of $33.0 million in the third quarter of fiscal 2003.

“We were disappointed in our third quarter results, “said Lloyd Carney, Micromuse’s Chairman and CEO. “We were adversely affected by longer sales cycles due to the cautious decision making in the marketplace. While a number of forecasted transactions were delayed or deferred, we continue to be optimistic about the Company’s long-term growth prospects and are confident in our new go-to-market strategy and product roadmap, which were outlined at our recent Analyst Conference.”

Fiscal Q3 Conference Call on July 22nd

Micromuse will host a conference call and simultaneous webcast on Thursday, July 22, 2004 at 5:00 PM ET, 2:00 PM PT to discuss its fiscal third quarter results. The call will be available to the general public by dialing (888) 423-3275 (domestic) or (612) 332-0345 (international). It will also be broadcast at www.micromuse.com.

A replay of the call will be available by dialing (800) 475-6701 (domestic) or (320) 365-3844 (international). The access code, 738126, will be operational from Thursday, July 22, 2004 at 7:15 PM PT through Thursday, July 29, 2004 at 11:59 PM PT. A replay of the Web cast will also be available on the Micromuse Web site.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. These risks and uncertainties include potential discrepancies between management’s preliminary estimates and the final results for the third quarter and the risk that actual results may not meet our current estimates.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; uncertainties associated with patent litigation and uncertainties associated with class action and other lawsuits that have been filed against the Company’s officers and directors as a result of the Company’s financial restatement; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.